Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-208625, 333-220590, 333-222698, and 333-268252) of Coherus BioSciences, Inc.,
(2)	Registration Statements (Form S-8 Nos. 333-200593, 333-203356, 333-209936, 333-216679, 333-222700, 333-229480, 333-236068, 333-251876, 333-262134, and 333-269291) pertaining to the BioGenerics, Inc. 2010 Equity Incentive Plan, as amended, the Coherus BioSciences, Inc. 2014 Equity Incentive Award Plan, and the Coherus BioSciences, Inc. 2014 Employee Stock Purchase Plan, and
(3)	Registration Statements (Form S-8 Nos. 333-213077, 333-225616, 333-228274, 333-229479, 333-231329, 333-234601, 333-236065, 333-251877 and 333-262941) pertaining to the 2016 Employment Commencement Incentive Plan of Coherus BioSciences, Inc.;

of our reports dated March 15, 2024, with respect to the consolidated financial statements of Coherus BioSciences, Inc. and the effectiveness of internal control over financial reporting of Coherus BioSciences, Inc. included in this Annual Report (Form 10-K) of Coherus BioSciences, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California

March 15, 2024